UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2025

Better Choice Company Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	BTTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Addendum to Arrangement Agreement

On April 16, 2025, Better Choice Company Inc., a Delaware corporation (the “Company”), entered into an Addendum (the “Addendum”) to its previously announced Arrangement Agreement (the “Arrangement Agreement”) with SRx Health Solutions Inc., a corporation organized under the laws of the Province of Ontario (“SRx”), 1000994476 Ontario Inc., an indirect wholly-owned subsidiary of the Company and a corporation existing under the laws of the Province of Ontario (“AcquireCo”), and 1000994085 Ontario Inc., a direct wholly-owned subsidiary of the Company and corporation existing under the laws of the Province of Ontario (“CallCo”) and Amendment to the Plan of Arrangement (the “Plan”) attached as a schedule to the Arrangement Agreement. The parties had previously amended the Arrangement Agreement on December 6, 2024, January 24, 2025 and February 25, 2025 and had previously amended the Plan on January 24, 2025 and February 25, 2025. Pursuant to the Arrangement Agreement and the Plan, the Company will acquire SRx in an all-stock transaction pursuant to a statutory arrangement under Canadian law (the “Arrangement”). As a result of the Arrangement, all of the property, rights, interests and obligations of SRx shall become the property, rights, interests and obligations of the entity formed by the amalgamation of SRx and AcquireCo (“Amalco”), and Amalco will be an indirect wholly-owned subsidiary of the Company. Pursuant to the Addendum, the consideration to be received by the shareholders of SRx in the Arrangement shall be an aggregate of 30,000,000 shares of the Company’s common stock (including shares of the capital stock of Acquireco exchangeable for shares of the Company’s common stock).

The transaction has been unanimously approved by the boards of directors of the Company and SRx and has been approved by the requisite stockholders of both the Company and SRx, and the Ontario Superior Court of Justice (Commercial List).

The foregoing descriptions of the Arrangement Agreement and the Amendment are not complete and are subject to and qualified in their entirety by reference to the full text of the Addendum and the Arrangement Agreement which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto, and the terms of which are incorporated herein by reference.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this current report that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “strategy,” “goal,” or “planned,” “seeks,” “may,” “might”, “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments the Company expects or anticipates will occur in the future, such as stated objectives or goals, refinement of strategy, attempts to secure additional financing, exploring possible business alternatives, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this current report on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including risks associated with the Company’s ability to obtain additional capital in the future, the proposed transaction with SRx, general economic factors, competition in the industry and other factors that could cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Additional risks and uncertainties are described in or implied by the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s 2023 Annual Report on Form 10-K, filed on April 12, 2024 and other reports filed from time to time with the Securities and Exchange Commission (“SEC”). The Company urges you to consider those risks and uncertainties in evaluating its forward-looking statements. Readers are cautioned to not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in its expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

Item 9.01 Financial Statements and Exhibits

10.1	Addendum to Arrangement Agreement and Plan of Arrangement

10.2	Arrangement Agreement, dated September 3, 2024, as amended December 6, 2024, January 24, 2025 and February 25, 2025 (incorporated by reference to Exhibit 10.28 to Annual on Form 10-K filed by the Company with the SEC on March 31, 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

By:	/s/ Carolina Martinez
Name:	Carolina Martinez
Title:	Chief Financial Officer

April 17, 2025